EXHIBIT 99.2

                           UNANIMOUS WRITTEN CONSENT
                         BY THE BOARD OF DIRECTORS OF
                            BAYROCK VENTURES, INC.
                             IN LIEU OF A MEETING

       Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being all of the directors of Bayrock Ventures, Inc., a Delaware corporation (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions:

       RESOLVED, that it is in the best interest of the Corporation to amend its Certificate of Incorporation to change the name of the Corporation to "INNOVATIONAL WIRELESS TECHNOLOGIES, INC.";

       RESOLVED, that the Corporation hereby recommends that shareholders approve a resolution that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

       "FIRST: The name of the corporation shall be Innovational Wireless Technologies, Inc."

       RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

       The undersigned, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actions as of the 16th of October, 2009, notwithstanding the actual date of the signing.


                                        /s/ Pavel Alpatov
                                        ----------------------------------
                                        BY: PAVEL ALPATOV
                                        ITS: DIRECTOR
                                        DATED: OCTOBER 16, 2009